                                                                   EXHIBIT 99.1

                 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                            ACCUSTAFF INCORPORATED
          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Derek E. Dewan and Michael D. Abney, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of AccuStaff Incorporated ("AccuStaff") held of record by the undersigned on October , 1996, at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on November , 1996 at the Omni Hotel, 245 Water Street, Jacksonville, Florida, including any adjournments thereof.

                  FOR [_]      AGAINST [_]       ABSTAIN [_]

  1. To approve the issuance of shares of Common Stock pursuant to the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among AccuStaff, Career Horizons, Inc. ("Career") and Sunrise Merger Corporation ("Newco"), pursuant to which, among other matters,
(a) Newco will merge with and into Career (the "Merger") and (b) the shares of Career Common Stock will be converted into the right to receive shares of AccuStaff Common Stock, all as described in the Joint Proxy Statement/Prospectus dated October , 1996.

                  FOR [_]      AGAINST [_]       ABSTAIN [_]

  2. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

  WITNESS my hand and seal this    day of     , 1996.

                                          _____________________________________

                                          _____________________________________
                                          Signature of Stockholder

                                          PLEASE SIGN THIS PROXY EXACTLY AS
                                          YOUR NAME OR NAMES APPEARS HEREON.
                                          IF STOCK IS HELD JOINTLY, SIGNATURES
                                          SHOULD APPEAR FOR BOTH NAMES. WHEN
                                          SIGNING AS AN ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                                          CUSTODIAN, PLEASE INDICATE THE
                                          CAPACITY IN WHICH YOU ARE ACTING.

  Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.